Astec Industries, Inc.
News Release
   1725 Shepherd Road  |  Chattanooga, TN  37421  |  Phone (423) 899-5898  |  Fax 899-4456

ASTEC INDUSTRIES REPORTS SECOND QUARTER RESULTS

CHATTANOOGA, Tenn. (July 21, 2008) – Astec Industries, Inc. (Nasdaq:  ASTE) today reported results for their second quarter ended June 30, 2008.

Net income for the second quarter of 2008 was $0.93 per diluted share compared to $0.83 per diluted share for the second quarter of 2007 for a 12.0% increase.

Revenues for the second quarter of 2008 were $277.7 million compared with $226.4 million for the second quarter of 2007 for a 22.7% increase.  Excluding revenues attributable to Peterson Pacific Corp., which was acquired in July, 2007, revenues for the second quarter were $256.0 million for a 13.1% increase.  Domestic sales accounted for $184.7 million during the second quarter of 2008 compared to $156.6 million during the second quarter of 2007.  International sales accounted for $93.0 million of revenues during the second quarter of 2008 compared to $69.8 million during the second quarter of 2007.  The Company reported net income of $21.1 million for the second quarter of 2008 compared to net income of $18.5 million for the second quarter of 2007 for an increase of 14.1%.  The Company’s backlog at June 30, 2008 was $264.6 million compared to $235.4 million at June 30, 2007 (including backlog attributable to Peterson) for a 12.4% increase.

Consolidated financial statements for the second quarter ended June 30, 2008 and additional information related to segment revenues and profits are attached as addenda to this press release.

Commenting on the announcement, Dr. J. Don Brock, Chairman and Chief Executive Officer, stated, “We are pleased with the Company’s second quarter earnings.  International sales continue to be strong, accounting for 33.5% of the second quarter volume.  Gross margin for the quarter declined from 26.0% for the second quarter of 2007 to 23.9% for the second quarter of 2008.  Rapid increases in the costs of steel and components were the primary reasons for the decline in gross margin.  Year-to-date gross margin for 2008 has only declined 1.1% compared to the first half of 2007.  We anticipate that inflation will continue to be a challenge during the second half of 2008.  Some of our subsidiaries have implemented two price increases this year and are reviewing the need for additional increases to maintain or improve gross margins. We will continue our other initiatives to deal with inflation.  We look forward to the second half of 2008 with a backlog at June 30, 2008 of $264.6 million compared to $263.0 million at March 31, 2008.  Some of the deliveries in the backlog extend beyond the third quarter of 2008.  The cost of oil and asphalt continues to cause states to increase the percentage of recycled materials used for highway paving.  Asphalt equipment sales have improved and should continue to benefit from recycle related equipment sales.”

Investor Conference Call and Web Simulcast

Astec will conduct a conference call on July 21, 2008 at 10:00 A.M. Eastern Time to review its second quarter results as well as current business conditions.  The number to call for this interactive teleconference is (877) 407-9210.  International callers should dial (201) 689-8049.   Please reference Astec Industries.

The company will also provide an online Web simulcast and rebroadcast of the conference call.  The live broadcast of Astec’s conference call will be available online at the Company’s website: www.astecindustries.com/www/docs/100, Conference Calls Section.  An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Monday, July 28, 2008 by dialing (877) 660-6853, or (201) 612-7415 for international callers, Account #286, Conference ID# 291359.  A transcription of the conference call will be made available under the Investor Relation section of the Astec Industries, Inc. website within 5 days after the call.

Astec Industries, Inc. is a manufacturer of specialized equipment for building and restoring the world’s infrastructure.  Astec’s manufacturing operations are divided into four business segments:  aggregate processing and mining equipment; asphalt production equipment; mobile asphalt paving equipment; and underground boring, directional drilling and trenching equipment.  Astec also has a company engaged in the wood chipping and grinding industry.

The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the Company’s financial performance for the third and fourth quarters and future generally, the ability to maintain or improve margins, the economy, inflation and our initiatives regarding inflation, the increase in sales of recycling equipment and international sales.  These forward-looking statements reflect management’s expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements.  These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated.  Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements.  Important factors that could cause future events or actual results to differ materially include: general uncertainty in the economy, downturns in the general economy or the commercial construction industry, the cyclical nature of the commercial, construction industry and the customization of the equipment the Company sells,  increases in the price of oil or decreases in the availability of oil, increases in the price of raw materials, a failure to comply with covenants in the Company’s credit agreement, contingent liability for certain customer debt, rising interest rates, rising steel and steel component pricing, delayed or decreased funding for highway construction and maintenance, increased government regulation, managing and expanding in international markets, the timing of large contracts, the costs of introducing new equipment systems, the Company’s production capacity,  demand for the Company’s products, seasonality of sales volumes, competitive activity and those other factors listed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2007.

For Additional Information Contact:

J. Don Brock
Chairman of the Board & C.E.O.
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: dbrock@astecindustries.com
or
F. McKamy Hall
Vice President and Chief Financial Officer
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail: mhall@astecindustries.com
or
Stephen C. Anderson
Secretary / Director of Investor Relations
Phone:  (423) 899-5898
Fax:  (423) 899-4456
E-mail:  sanderson@astecindustries.com

Astec Industries, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	June 30,
	2008	2007
Assets
Current assets
Cash and cash equivalents	$39,491	$72,166
Receivables, net	107,853	81,984
Inventories	234,175	166,663
Prepaid expenses and other	16,925	14,073
Total current assets	398,444	334,886
Property and equipment, net	147,039	121,426
Other assets	51,916	31,527
Total assets	$597,399	$487,839
Liabilities and shareholders' equity
Current liabilities
Accounts payable - trade	$63,470	$47,679
Other accrued liabilities	94,541	73,129
Total current liabilities	158,011	120,808
Other non-current liabilities	22,620	20,673
Minority interest in consolidated subsidiary	825	778
Total shareholders' equity	415,943	345,580
Total liabilities and shareholders' equity	$597,399	$487,839

Astec Industries, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net sales	$277,703	$226,414	$540,775	$441,976
Cost of sales	211,414	167,471	408,266	328,660
Gross profit	66,289	58,943	132,509	113,316
Selling, general, administrative & engineering expenses	33,589	30,318	72,369	60,848
Income from operations	32,700	28,625	60,140	52,468
Interest expense	120	201	252	616
Other income, net of expenses	412	714	839	1,400
Income before income taxes and minority interest	32,992	29,138	60,727	53,252
Income taxes	11,921	10,584	22,080	19,330
Minority interest in earnings (loss) of subsidiary	(1)	49	56	83
Net income	$21,072	$18,505	$38,591	$33,839

Earnings per Common Share
Net income
Basic	$0.95	$0.85	$1.73	$1.55
Diluted	$0.93	$0.83	$1.71	$1.52

Weighted average common shares outstanding
Basic	22,283,071	21,879,134	22,260,085	21,762,265
Diluted	22,633,760	22,400,284	22,592,148	22,298,140

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the three months ended June 30, 2008 and 2007
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Revenues	72,329	92,395	55,055	36,211	21,713	277,703
2007 Revenues	66,638	88,993	40,390	30,393	-	226,414
Change $	5,691	3,402	14,665	5,818	21,713	51,289
Change %	8.5%	3.8%	36.3%	19.1%	-	22.7%

2008 Gross Profit	18,001	22,528	13,557	8,307	3,897	66,290
2008 Gross Profit %	24.9%	24.4%	24.6%	22.9%	17.9%	23.9%
2007 Gross Profit (Loss)	18,056	22,866	10,721	7,315	(15)	58,943
2007 Gross Profit %	27.1%	25.7%	26.5%	24.1%	-	26.0%
Change	(55)	(338)	2,836	992	3,912	7,347

2008 Profit (Loss)	11,445	11,910	8,037	3,544	(14,051)	20,885
2007 Profit (Loss)	11,718	12,330	5,748	2,279	(13,630)	18,445
Change $	(273)	(420)	2,289	1,265	(421)	2,440
Change %	(2.3%)	(3.4%)	39.8%	55.5%	(3.1%)	13.2%

Segment revenues are reported net of intersegment revenues. Segment gross profit is net of profit on intersegment revenues. A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the three months ended June 30,
	2008	2007
Total profit for all segments	$20,885	$18,445
Minority interest in loss (earnings) of subsidiary	1	(49)
Recapture of intersegment profit	186	109
Consolidated net income	$21,072	$18,505

Astec Industries, Inc. and Subsidiaries
Segment Revenues and Profits
For the six months ended June 30, 2008 and 2007
(in thousands)
(Unaudited)

	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Revenues	143,914	183,484	102,186	68,854	42,337	540,775
2007 Revenues	131,647	171,337	84,339	54,653	-	441,976
Change $	12,267	12,147	17,847	14,201	42,337	98,799
Change %	9.3%	7.1%	21.2%	26.0%	-	22.4%

2008 Gross Profit	37,607	45,685	26,149	15,409	7,658	132,508
2008 Gross Profit %	26.1%	24.9%	25.6%	22.4%	18.1%	24.5%
2007 Gross Profit (Loss)	35,983	43,745	20,902	12,711	(25)	113,316
2007 Gross Profit %	27.3%	25.5%	24.8%	23.3%	-	25.6%
Change	1,624	1,940	5,247	2,698	7,683	19,192

2008 Profit (Loss)	23,289	22,169	14,565	5,389	(26,776)	38,636
2007 Profit (Loss)	23,171	22,705	11,225	3,292	(26,740)	33,653
Change $	118	(536)	3,340	2,097	(36)	4,983
Change %	0.5%	(2.4%)	29.8%	63.7%	(0.1%)	14.8%

Segment revenues are reported net of intersegment revenues.  Segment gross profit is net of profit on intersegment revenues.  A reconciliation of total segment profits to the Company's consolidated net income is as follows:

	For the six months ended June 30,
	2008	2007
Total profit for all segments	$38,636	$33,653
Minority interest in earnings of subsidiary	(56)	(83)
Recapture of intersegment profit	11	269
Consolidated net income	$38,591	$33,839

Astec Industries, Inc. and Subsidiaries
Backlog by Segment
June 30, 2008 and 2007
(in thousands)
(Unaudited)
	Asphalt Group	Aggregate and Mining Group	Mobile Asphalt Paving Group	Underground Group	All Others	Total
2008 Backlog	123,273	104,852	5,373	18,443	12,683	264,624
2007 Backlog	101,373	100,892	11,856	14,730	6,530	235,381
Change $	21,900	3,960	(6,483)	3,713	6,153	29,243
Change %	21.6%	3.9%	(54.7%)	25.2%	94.2%	12.4%